Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

THE PURCHASERS LISTED IN SCHEDULE I HERETO

AND

TEAM, INC.

DATED AS OF SEPTEMBER 11, 2025

i

LIST OF SCHEDULES

SCHEDULE I	List of Purchasers

LIST OF EXHIBITS

EXHIBIT A	Series B Certificate of Designation
EXHIBIT B	Form of Warrant Agreement
EXHIBIT C	Solvency Certificate

ii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 11, 2025, is made by and between the Purchasers named in Schedule I hereto (together with any transferee of the Purchasers, the “Purchasers”) and Team, Inc., a Delaware corporation (the “Issuer” and, together with the Purchasers and any transferee that becomes a party to this Agreement, the “Parties”).

WHEREAS, the Issuer desires to issue to the Purchasers, and the Purchasers desire to accept from the Issuer, the Series B Preferred Shares and Warrants (each as defined below, and, collectively, the “Securities”) as set forth in Schedule I hereto, in each case subject to the terms and conditions of this Agreement, the Series B Certificate of Designation (as defined below) and the Warrant Agreements (as defined below), as applicable.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I SALE AND PURCHASE OF SECURITIES

Section 1.01. Sale and Purchase of Securities. Subject to all of the terms and conditions of this Agreement, and in reliance on the representations, warranties, covenants and other agreements set forth herein,

(a) on the date of this Agreement (the consummation of the following, the “Initial Closing”),

(i) the Issuer will issue and sell, and each Purchaser will, severally and not jointly, purchase the number of authorized but unissued shares of non-convertible Series B Preferred Stock, par value $100.00 per share, with an Initial Stated Value of $1,000.00 per share (the “Series B Preferred Shares”) set forth opposite such Purchaser’s name under the heading “Initial Closing—Number of Series B Preferred Shares” in Schedule I hereto,

(ii) the Issuer will issue and sell, and each Purchaser will, severally and not jointly, purchase (A) warrants to purchase the number of shares of Common Stock, par value $0.30 per share (the “Common Stock”), set forth opposite such Purchaser’s name under the heading “Initial Closing—Number of Tranche A Warrants” in Schedule I hereto (the “Tranche A Warrants”) and (B) warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Initial Closing—Number of Tranche B Warrants” in Schedule I hereto (the “Tranche B Warrants,” and together with the Tranche A Warrants, the “Warrants”) (the aggregate of Tranche A Warrants for up to 982,371 shares of Common Stock and the aggregate of Tranche B Warrants for up to 470,889 shares of Common Stock collectively, the “Initial Warrants”), and

(iii) each Purchaser will pay its portion of the aggregate purchase price of $75,000,000.00 (the “Initial Purchase Price”) for the Securities issued at the Initial Closing as set forth opposite such Purchaser’s name in Schedule I hereto by wire transfer in immediately available funds, net of an amount equal to the Issuer’s reimbursement obligation pursuant to Section 5.02(a) hereof;

(b) thereafter, at any time until the expiration of the Delayed Draw Period, and from time to time, the Issuer may deliver a Delayed Draw Notice, and, subject to the satisfaction of the relevant conditions in Section 4.01 (each consummation of the following, a “Delayed Draw Closing”):

(i) the Issuer will issue and sell, and each Purchaser will, severally and not jointly, purchase up to the number of Series B Preferred Shares set forth opposite such Purchaser’s name under the heading “Delayed Draw Closing—Number of Series B Preferred Shares” in Schedule I hereto (the aggregate of up to 30,000 additional Series B Preferred Shares, the “Delayed Draw Preferred Shares”),

(ii) the Issuer will issue and sell, and each Purchaser will, severally and not jointly, purchase Tranche A Warrants and Tranche B Warrants for up to the number of shares of Common Stock set forth opposite such Purchaser’s name under the headings “Delayed Draw Closing—Number of Tranche A Warrants” and “Delayed Draw Closing—Number of Tranche B Warrants” in Schedule I hereto (in proportion to the number of Delayed Draw Preferred Shares being issued at such Delayed Draw Closing) (the aggregate of Tranche A Warrants for up to 392,946 additional shares of Common Stock and the aggregate of Tranche B Warrants for up to 188,358 additional shares of Common Stock collectively, the “Delayed Draw Warrants”), and

(iii) the Purchaser will pay up to its portion of the aggregate purchase price of $30,000,000.00 (the “Delayed Draw Purchase Price”) for the Securities issued at such Delayed Draw Closing (reduced proportionately to reflect the number of Delayed Draw Preferred Shares and Delayed Draw Warrants being issued at such Delayed Draw Closing), as set forth opposite such Purchaser’s name in Schedule I hereto by wire transfer in immediately available funds.

Section 1.02. Delayed Draw Notice. Subject to the terms and conditions of this Agreement, each notice by the Issuer to the Purchasers of a Delayed Draw Closing (the “Delayed Draw Notice”) shall specify:

(i) the proposed date for consummation of the Delayed Draw Closing (the “Delayed Draw Closing Date”), which shall be a Business Day occurring not less than twenty (20) Business Days after the date of the Delayed Draw Notice;

(ii) the number of Series B Preferred Shares for each Purchaser, which must be pro rata in accordance with their respective commitments set forth in Schedule I hereto, and shall be in aggregate increments of not less than 5,000 Series B Preferred Shares (or all such remaining available Delayed Draw Preferred Shares if less than 5,000 Series B Preferred Shares remains of the Delayed Draw Preferred Shares);

(iii) the number of shares of Common Stock that may be purchased upon exercise of each Tranche A Warrant and Tranche B Warrant to be issued to each Purchaser, which must be pro rata in accordance with their respective commitments set forth in Schedule I hereto (in an aggregate amount of Tranche A Warrants for not less than 65,491 shares of Common Stock and Tranche B Warrants for not less than 31,393 shares of Common Stock for each increment of 5,000 Series B Preferred Shares, unless less than 5,000 Series B Preferred Shares remain of the Delayed Draw Preferred Shares in which case the Delayed Draw Notice shall be for all remaining Tranche A Warrants and Tranche B Warrants);

(iv) the initial exercise price per share of Common Stock for each of the Tranche A Warrants and Tranche B Warrants to be issued on such Delayed Draw Closing Date (determined in accordance with the Warrant Agreement); and

(v) the portion of Delayed Draw Purchase Price to be paid by each Purchaser at the Delayed Draw Closing, which shall be an amount equal to the aggregate purchase price set forth opposite such Purchaser’s name under the heading Delayed Draw Purchase Price on Schedule I hereto, divided by the number of Delayed Draw Preferred Shares being purchased in such Delayed Draw Closing by such Purchaser in accordance with the Delayed Draw Notice.

The Purchasers shall not be required to effect more than one (1) Delayed Draw Closing per fiscal quarter during the Delayed Draw Period.

Section 1.03. Securities.

(a) Series B Preferred Shares. The Series B Preferred Shares will (i) be issued on each Closing Date to the Purchasers fully paid, non-assessable and free and clear of any Liens (other than restrictions on transfer set forth in the Series B Certificate of Designation, the Shareholders Agreement or

under applicable securities laws), (ii) be registered to the Purchasers in the Issuer’s stock records, in the amounts purchased by the Purchasers, and (iii) have the designations, rights, preferences, powers, restrictions and limitations set forth in the Series B Certificate of Designation, attached hereto as Exhibit A.

(b) Warrants. The Warrants will (i) be issued on each Closing Date to the Purchasers fully paid, non-assessable and free and clear of any Liens (other than restrictions on transfer set forth in the Warrant Agreement, the Shareholders Agreement or under applicable securities laws) and (ii) have the rights, preferences, powers, restrictions and limitations set forth in a Warrant Agreement in form of the form of Warrant Agreement, attached hereto as Exhibit B.

(c) Certificates. The Board of Directors of the Issuer has determined by resolution that shares of Series B Preferred Shares will not be represented by certificates and will be uncertificated shares.

Section 1.04. Closing. The Initial Closing will take place remotely via the exchange and release of signatures on the date hereof. Each Delayed Draw Closing will take place remotely via the exchange and release of signatures, at such time and on the date set forth in the Delayed Draw Notice.

Section 1.05. Use of Proceeds.

(a) The proceeds of the Initial Closing will be applied by the Issuer to:

(i) substantially concurrently with the Initial Closing, make a prepayment of the outstanding loans under the ABL Facility in the principal amount of $25.0 million (without any corresponding reduction in commitments thereunder);

(ii) pay fees and expenses related to the Transactions; and

(iii) repay Indebtedness outstanding as of the initial Closing Date under the Second Lien Credit Agreement.

(b) The proceeds of each Delayed Draw Closing will be applied by the Issuer to:

(i) finance permitted acquisitions and certain growth initiatives (including the costs of expansion into new markets) pursuant to a Business Plan approved or certified by the board of directors of the Issuer;

(ii) repay Indebtedness outstanding as of the applicable Closing Date under the First Lien Credit Agreement; and

(iii) finance, in an amount of up to 20% of the aggregate net proceeds of any Delayed Draw Closing and each other consummated Delayed Draw Closings, the agreed upon transformation plan mutually determined by Stellex and the Issuer.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to the Purchasers as of the date hereof and on each Delayed Draw Closing that:

Section 2.01. Capitalization.

(a) As of the date of this Agreement (after giving effect to the filing and effectiveness of the Series B Certificate of Designation with the Secretary of State of the State of Delaware (the “Delaware Secretary”) and without giving effect to the issuance of the Warrants), the authorized capital stock of the Issuer will consist of (i) 500,000 preferred shares, par value $100.00 per share, of which (A) 100,000 such shares are designated as “Series A Preferred Stock,” and (B) 105,000 such shares are designated as Series B Preferred Shares, and (ii) 12,000,000 shares of Common Stock. As of the date hereof, except for those Series B Preferred Shares and shares of Common Stock contracted to be issued pursuant to this Agreement, only (i) 4,498,854 shares of Common Stock are issued and outstanding, (ii) warrants exercisable for 500,000 shares of Common Stock are issued to Atlantic Park Strategic Capital Fund, L.P., (iii) warrants exercisable for 500,000 shares of Common Stock are issued to Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP, (iv) 102,235 shares of Common Stock are reserved or issuable pursuant to restricted stock units and (v) 327,306 shares of Common Stock are reserved or issuable pursuant to performance stock units. Except for the securities described in the foregoing sentence, there are not issued, reserved for issuance or outstanding (i) any Equity Interests of the Issuer, (ii) any securities convertible into or exchangeable or exercisable for Equity Interests of the Issuer or (iii) any warrants, calls, options or other rights to acquire from the Issuer any Equity Interests of the Issuer.

(b) No Person has any right of first refusal, preemptive right, right of participation, or any similar right with respect to the issuance of the Securities or the issuance of Common Stock upon exercise of the Warrants. When issued and sold against receipt of the consideration therefor, the Series B Preferred Shares, Warrants, and the Common Stock issued upon exercise of the Warrants will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than restrictions on transfer set forth in the Series B Certificate of Designation, the Warrant Agreement or under applicable securities laws). The Issuer has reserved, and will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall be sufficient to permit the exercise in full of all Warrants issued and outstanding.

Section 2.02. Private Offering; No General Solicitation.

(a) Assuming the accuracy of the representations and warranties of the Purchasers set forth in ARTICLE III, it is not necessary in connection with the issue of the Securities to the Purchasers in the manner contemplated by this Agreement, to register the Securities under the Securities Act.

(b) None of the Issuer or its Affiliates or any Person acting on any of their behalf (other than the Purchasers and their respective Affiliates, as to whom the Issuer makes no representation or warranty) directly or indirectly, has offered, sold or solicited any offer to buy, and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the issue of the Securities (other than any issuance of additional Securities on any Closing Date). None of the Issuer or its Affiliates or any Person acting on any of their behalf (other than the Purchasers and their respective assignees, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D or in any matter involving a public offering within the meaning of Section 4(a)(2) of the Securities Act) in connection with the offering of the Securities.

(c) The Securities will not, on the date they are issued, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

Section 2.03. Organization, Good Standing and Qualification. The Issuer and each of its Subsidiaries:

(a) is an Entity duly organized (or incorporated, as the case may be), validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the country, state, province or territory of its incorporation, organization or formation;

(b) has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged, except to the extent that the failure to own such properties and assets or transact business in such a way could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(c) is duly qualified, authorized to do business and in good standing (to the extent such concept exists in the relevant jurisdictions) in each jurisdiction where it presently is, or proposes to be,

engaged in business, except to the extent that the failure so to qualify or be in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.04. Authorization. The Issuer has the requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is a party. All requisite corporate action necessary for the execution, delivery and performance by the Issuer of the Transaction Agreements to which it is a party has been taken.

Section 2.05. Enforceability. The Transaction Agreements delivered by the Issuer, when executed and delivered, will be, the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.06. No Conflict. The execution, delivery and performance by the Issuer of each Transaction Agreements to which it is a party, the issuance of the Securities or the issuance of Common Stock upon exercise of the Warrants:

(a) do not contravene any of the Governing Documents of the Issuer;

(b) do not contravene any Requirement of Law, except as such contravention could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(c) do not contravene any Material Contract.

Section 2.07. Consents and Filings. Other than any shareholder approval required pursuant to applicable stock exchange rules to be obtained by the Issuer prior to the issuance of Common Stock upon exercise of certain of the Warrants, no consent, authorization or approval of, or filing with or other act by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement or any other Transaction Agreements, the issuance of the Securities, the issuance of Common Stock upon exercise of the Warrants, or the consummation of the transactions contemplated hereby or thereby, except such consents, authorizations, approvals, filings or other acts as have been made or obtained, as applicable, and are in full force and effect.

Section 2.08. Ownership; Subsidiaries. As of each Closing Date, the Issuer has no Subsidiaries other than those set forth in an exhibit to its Form 10-K (in the case of the initial Closing Date, Exhibit 21 to the Form 10-K filed with the SEC on March 19, 2025), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are free and clear of all Liens other than Liens permitted pursuant to Section 8.8 of the Second Lien Credit Agreement. All of the outstanding Equity Interests in the Issuer have been validly issued and are fully paid and nonassessable.

Section 2.09. Solvency. Both before and after giving effect to the sale of Securities, the disbursement of the proceeds of such sale, the use of the proceeds of all sales and the payment of all transaction costs in connection with the foregoing, the Issuer and its Subsidiaries, taken as a whole, are Solvent and no procedure, act or filing described as an “Insolvency Event” has taken place with respect to the Issuer or any of its Subsidiaries.

Section 2.10. SEC Filings; Financial Data.

(a) The Issuer has filed or furnished, as applicable, all forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act since January 1, 2025 (collectively, the “Issuer Reports”).

(b) As of its respective date, and, if amended, as of the date of the last such amendment, each Issuer Report complied in all material respects as to form with the applicable requirements of the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Issuer Report. As of its respective date, and, if amended, as of the date of the last such amendment, and, except to the extent that information contained in any Issuer Report has been revised or superseded by a later filed Issuer Report filed and made publicly available prior to the date of this Agreement, no Issuer Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c) Each of the consolidated balance sheets, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity (deficit) and cash flows as of, and for the year ended, December 31, 2024 and as of, and for the three and six months ended June 30, 2025, included in the Issuer Reports filed with the SEC under the Securities Act or Exchange Act, as applicable, have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present, in all material respects, the financial position, results of operations and cash flows of the Issuer and its Subsidiaries for each of the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments). As of each Closing Date, neither the Issuer nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the financial statements including in its Issuer Reports or the notes thereto and which any such case is material to the business, operations, properties, assets or condition (financial or otherwise) of the Issuer and any of its Subsidiaries taken as a whole.

Section 2.11. No Material Adverse Changes. Since June 30, 2025, there has been no change, occurrence, development or event, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.12. Investment Company Act. The Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and neither the sale of the Securities, nor the application of the proceeds thereof by the Issuer, nor the consummation of the other transactions contemplated hereby, will require the Issuer to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 2.13. Taxes and Tax Returns.

(a) The Issuer and each of its Subsidiaries has timely filed all income and other material Tax returns it is required to file and such returns are complete and accurate in all material respects.

(b) All income and other material Taxes payable by the Issuer and each of its Subsidiaries that are required to have been paid have been timely paid.

(c) No material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority with respect to Taxes payable by the Issuer or any of its Subsidiaries which remain unpaid except those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP. There are no pending or, to the knowledge of the Issuer, threatened audits, investigations or claims by a Governmental Authority for or relating to any material liability of the Issuer or any of its Subsidiaries for Taxes.

(d) The Issuer is not, and is not reasonably expected to become, a “United States real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code.

Section 2.14. No Judgments or Litigation. (x) No judgments, orders, writs or decrees are outstanding against the Issuer or any of its Subsidiaries, nor is there now pending or, to the knowledge of the Issuer after due inquiry, any threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Issuer or any of its Subsidiaries and (y) neither the Issuer nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that:

(i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

(ii) purports to affect the legality, validity or enforceability of this Agreement, any other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

Section 2.15. Title to Property. The Issuer and each of its Subsidiaries has (i) good and marketable title in fee simple or equivalent to, or easements or valid leasehold interests in all of its Real Property and (ii) good and marketable title to all of its other assets, in each case, except where such failure to have such title, interest or right could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of such assets are free and clear of Liens except for Permitted Liens. To the Issuer’s knowledge, there is no existing material event of default under any lease of its or its Subsidiaries’ Real Property, except where the event of default would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

Section 2.16. No Other Indebtedness. On each Closing Date and after giving effect to the Transactions contemplated hereby, none of the Issuer nor any of its Subsidiaries has any Indebtedness other than Indebtedness permitted under Section 5.06 of the Series B Certificate of Designation.

Section 2.17. Compliance with Laws. On each Closing Date and after giving effect to the Transaction, none of the Issuer nor any of its Subsidiaries is in violation of any Requirement of Law, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.18. ERISA.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, the Issuer, each of its Subsidiaries and each of their ERISA Affiliates have fulfilled all contribution obligations for each Pension Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code), except for ordinary funding obligations which are not past due, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 303 and 304 of ERISA or Section 412 of the Internal Revenue Code has been made with respect to any Pension Plan.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, no Termination Event has occurred nor has any other event occurred that is likely to result in a Termination Event. Except as would not reasonably be expected to have a Material Adverse Effect, none of the Issuer, each of its Subsidiaries or any fiduciary of any Plan, is subject to any material direct or indirect liability with respect to any Plan under any Requirement of Law or agreement.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, none of the Issuer, each of its Subsidiaries or any of their ERISA Affiliates is required to or reasonably expects to be required to provide security to any Plan under Section 463(f) of the Internal Revenue Code, and no Lien exists or could reasonably be expected to arise with respect to any Pension Plan.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Issuer and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code with respect to all Plans; (ii) there has been no “prohibited transaction” as defined in Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code

with respect to any Plan or any trust created thereunder for which no exemption is applicable and that could reasonably be expected to subject the Issuer or any of its Subsidiaries to a material civil penalty pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code; (iii) the Issuer, each of its Subsidiaries and each of their ERISA Affiliates have made when due any and all payments required to be made under any agreement or any Requirement of Law applicable to any Pension Plan or Multiemployer Plan; and (iv) with respect to each Pension Plan and Multiemployer Plan, none of the Issuer, each of its Subsidiaries or any of their ERISA Affiliates has incurred any liability to the PBGC or had asserted against it any penalty for failure to fulfill the minimum funding requirements of ERISA or the Internal Revenue Code other than for payments of premiums in the ordinary course of business.

(e) Except as would not reasonably be expected to have a Material Adverse Effect, each Plan and each trust established thereunder which is intended to qualify under Section 401(a) or 501(a) of the Internal Revenue Code has received a favorable determination or advisory opinion letter from the IRS, and no event has occurred since the date of such determination or advisory opinion letter which could reasonably be expected to adversely affect the qualified status of such Plan or trust.

(f) Except as would not reasonably be expected to have a Material Adverse Effect, the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan as of such date.

(g) Except as would not reasonably be expected to have a Material Adverse Effect, none of the Issuer, each of its Subsidiaries or any of their ERISA Affiliate has incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan.

(h) The aggregate withdrawal liability that would be incurred in the event of a complete withdrawal as of the date of this Agreement by the Issuer, each of its Subsidiaries or any of their ERISA Affiliate from all Multiemployer Plans would not reasonably be expected to have a Material Adverse Effect.

(i) Except as would not reasonably be expected to have a Material Adverse Effect, there are no actions, suits, claims or other proceedings, either pending or, to the knowledge of a Responsible Officer, threatened against the Issuer or any of its Subsidiaries, or otherwise involving a Plan (other than routine claims for benefits), which could reasonably be expected to be asserted successfully against any Plan, the Issuer, or any of its Subsidiaries.

Section 2.19. Intellectual Property. Each of the Issuer and its Subsidiaries owns, licenses, or otherwise has rights to all Patents, Trademarks, Copyrights, Industrial Designs and other Intellectual Property rights which are reasonably necessary for the operation of its business, except where the failure to own, license, or otherwise have rights therein could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Issuer has not, and to its knowledge none of its Subsidiaries has, infringed, misappropriated or otherwise violated any Patent, Trademark, Copyright, Industrial Design or other Intellectual Property right owned by any other Person where such infringement, misappropriation or other violation could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and no claim, dispute or litigation that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect is pending or, to the Issuer’s knowledge after due inquiry, threatened against the Issuer or any of its Subsidiaries relating to the infringement, misappropriation or other violation of any Patent, Trademark, Copyright, Industrial Design or other Intellectual Property right owned by any other Person.

Section 2.20. Labor Matters. The Issuer is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is (a) no unfair labor practice complaint pending against the Issuer, or to the best knowledge of the Issuer, threatened against the Issuer before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Issuer or to the best knowledge of the Issuer, threatened against the Issuer, (b) no strike or work stoppage in existence or threatened involving the Issuer, and (c) to the best knowledge of the Issuer, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

Section 2.21. Compliance with Environmental Laws. Except as to matters that could not reasonably be expected to have a Material Adverse Effect:

(a) the Issuer and each of its Subsidiaries is in compliance with all applicable Environmental Laws and has obtained and maintains all Permits required pursuant to any Environmental Law required to conduct its business;

(b) there are and have been, no conditions, occurrences, violations of Environmental Law, or presence or Releases of Hazardous Materials which could reasonably be expected to form the basis of an Environmental Action against the Issuer, any of its Subsidiaries or affect any real property used in the business of the Issuer or any of its Subsidiaries;

(c) there are no pending Environmental Actions against the Issuer or any of its Subsidiaries, and none of the Issuer or any Subsidiary has received any written notification of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; and

(d) to the knowledge of the Issuer, all of the real property used in the business of the Issuer and each of its Subsidiaries is free of Hazardous Materials, and to the knowledge of the Issuer has at all times been free of Hazardous Materials, underground storage tanks and underground waste disposal areas, in each case except in material compliance with applicable Environmental Laws or in a manner that could not reasonably be expected to have a Material Adverse Effect.

Section 2.22. Licenses and Permits. The Issuer and each of its Subsidiaries has obtained and maintained all Permits which are necessary or advisable for the operation of its business, except where the failure to possess any of the foregoing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.23. Compliance with Anti-Money Laundering Laws. None of the Issuer nor any of its Subsidiaries or any of the respective directors, officers, or, to the knowledge of the Issuer, employees, agents or other persons acting on behalf of the Issuer or any of its Subsidiaries is:

(a) a Person that is listed in the annex to, or otherwise designated by OFAC pursuant to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);

(b) a Person owned 50% or more by or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise designated by OFAC pursuant to the provisions of, the Executive Order;

(c) a Person with which any Person is prohibited from dealing or otherwise engaging in any transaction by applicable Anti-Money Laundering Laws; or

(d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or otherwise a Sanctioned Person.

Section 2.24. Sanctions; Anti-Money-Laundering Laws and Anti-Corruption Laws. Each of the Issuer and each of its Subsidiaries is in compliance in all material respects with applicable Anti-Money Laundering Laws, Sanctions and Anti-Corruption Laws and has instituted and maintains or is subject to policies and procedures designed to promote and achieve compliance with applicable Sanctions, Anti-Money Laundering Laws (if any) and Anti-Corruption Laws. None of the Issuer or its Subsidiaries has received any communication (including any oral communication) from any Governmental Authority alleging that it is not in compliance with, or may be subject to liability under, any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws. The Issuer will not, directly or knowingly indirectly, use any portion of the proceeds of the Transaction, or lend, contribute or otherwise make available any proceeds of the Transaction to any Subsidiary, joint venture partner or other Person in violation of applicable Anti-Money Laundering Laws, Sanctions or Anti-Corruption Laws.

Section 2.25. Brokerage. Other than, for the avoidance of doubt, fees payable by or on behalf of the Issuer to Houlihan Lokey in its role as advisor to the Issuer in connection with the transactions contemplated by this Agreement, there are no broker fees payable by or on behalf of the Issuer or its Subsidiaries in connection with the sale of the Securities.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser severally, and not jointly, represents and warrants to the Issuer as of the date hereof that:

Section 3.01. Existence, Qualification and Power; Compliance with Laws. Such Purchaser,

(a) if an entity, is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction);

(b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to:

(i) own or lease its assets and carry on its business as currently conducted; and

(ii) execute, deliver and perform its obligations under the Transaction Agreements;

(c) if an entity, is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; and

(d) is in compliance with all applicable Laws, writs, injunctions and orders;

except in each case, other than with respect to clauses (a) and (b)(ii), to the extent that failure to do so would not reasonably be expected to result in a material adverse effect on such Purchaser’s ability to perform its obligations hereunder.

Section 3.02. Authorization; No Contravention.

(a) If such Purchaser is an entity, the execution, delivery and performance by such Purchaser has been duly authorized by all necessary corporate, limited liability, partnership or other organizational action of such Purchaser.

(b) The execution, delivery and performance by the Purchaser of this Agreement will not, if such Purchaser is an entity, contravene the terms of any of its Governing Documents.

Section 3.03. Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Purchaser of this Agreement or any other Transaction Agreement, except for,

(a) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect; and

(b) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to result in a material adverse effect on such Purchaser’s ability to perform its obligations hereunder.

Section 3.04. Binding Effect. This Agreement has been duly executed and delivered by such Purchaser. This Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 3.05. Investment Matters.

(a) Such Purchaser is, and was at the time such Purchaser was offered the Securities, (i) a qualified institutional buyer (within the meaning of Rule 144A(a)(1) under the Securities Act), (ii) an institutional accredited investor (as such term is defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D) or (iii) a non U.S. Person (as such term is defined in Regulation S) and will not acquire the Securities for the account or benefit of any U.S. Person (as such term is defined in Regulation S).

(b) Such Purchaser is acquiring the Securities for its own account, for investment purposes only and not with a view to any distribution thereof that would not otherwise comply with the Securities Act.

(c) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act and the Securities are being issued by the Issuer in transactions exempt from the registration requirements of the Securities Act and (ii) all or any part of the Securities may not be offered or sold except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state Laws.

(d) Such Purchaser understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act (“Rule 144”) (the provisions of which are known to such Purchaser) depends on the satisfaction of various conditions, which may not be satisfied, and that, if satisfied, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser understands that no public market now exists for the Securities, and that the Issuer has made no assurances that a public market will ever exist for the Securities.

(e) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to such Purchaser, except as otherwise expressly provided for in this Agreement.

(f) No portion of the funds or assets that will be used by such Purchaser to pay its respective portion of the Initial Purchase Price, the Delayed Draw Purchase Price or to acquire or hold the Securities, constitute or will constitute the assets of any (i) employee benefit plan subject to Title I of ERISA, (ii) plan described in and subject to Section 4975 of the IRC (each such employee benefit plan and plan described in clauses (i) and (ii) referred to herein as an “ERISA Plan”), (iii) plan, account or other arrangement subject to provisions under any other federal, state, local, non U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the IRC that could cause the underlying assets of the Issuer to be treated as assets of such plan, account or arrangement (a “Similar Law Plan”) or (iv) entity whose underlying assets are deemed to include “plan assets” of any such ERISA Plan or Similar Law Plan pursuant to Section 3(42) of ERISA and any regulations that may be promulgated thereunder or otherwise.

(g) Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Purchaser understands that it must bear the economic risk of its investment in the Securities indefinitely and is able to bear such risk and is able to afford a complete loss of such investment.

(h) Such Purchaser acknowledges that it has reviewed all materials such Purchaser deemed necessary for the purpose of making an investment decision with respect to the Securities, including information regarding the Transactions, and such Purchaser has evaluated the risks of investing in the Securities and understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for such Purchaser. Such Purchaser has had a reasonable opportunity to ask questions of and receive answers concerning the Issuer and each of its Subsidiaries and all such questions have been answered to such Purchaser’s satisfaction. The determination of such Purchaser to acquire any Securities pursuant to this Agreement has been made by such Purchaser independent of any such answers given or other statements made by the Issuer or any of its Subsidiaries and their respective Affiliates and representatives.

(i) Such Purchaser has had the opportunity to consult with its own tax and other advisors with respect to the consequences to such Purchaser of the purchase, receipt or ownership of the Securities, including the tax consequences under federal, state, local and other income tax laws of the United States or any other country and the possible effects of changes in such tax laws. Without limiting any tax reporting covenant included herein or in the documentation relating to the Securities, such Purchaser acknowledges that none of the Issuer, its Subsidiaries, Affiliates, successors, beneficiaries, heirs, and assigns and its and their past and present directors, managers, officers, employees, and agents (including, without limitation, their attorneys) makes or has made any representation or warranties to such Purchaser regarding the consequences to such Purchaser of the purchase, receipt or ownership of the Securities or the consequences of the transactions contemplated by this Agreement, including the tax consequences under federal, state, local and other tax laws of the United States or any other country and the possible effects of changes in such tax laws. Such Purchaser has had an opportunity to consult with independent legal counsel regarding his, her or its rights and obligations under this Agreement and such Purchaser fully understands the terms and conditions contained herein.

(j) The office or offices of each Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth in Schedule I.

Section 3.06. Brokerage Fees. Such Purchaser is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Issuer or any of its Subsidiaries for a brokerage fee, finder’s fee or like payment in connection with the purchase of the Securities.

Section 3.07. Litigation. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to such Purchaser’s knowledge, threatened in writing against such Purchaser which would reasonably be expected to result in a material adverse effect on such Purchaser’s ability to perform its obligations hereunder and the other Transaction Agreements to which it is a party.

Section 3.08. Disclaimer. Such Purchaser has not relied, is not relying and will not at any time rely on any communication (written or oral) of the Issuer, each of its Subsidiaries or any of their Affiliates or any of their respective directors, managers, officers, employees, agents, legal counsel, accountants, investment bankers, finders or other advisors or representatives of any of the foregoing (the “Issuer Parties”), as investment advice or as a recommendation to acquire the Securities, it being understood that information and explanations related to the terms and conditions of the Securities, the Transaction Agreements or any other document or information provided in connection with any of the foregoing shall not be considered investment advice or a recommendation to acquire the Securities. Such Purchaser confirms that the Issuer has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to acquire the Securities, such Purchaser has not relied, is not relying and will not at any time rely on the advice or recommendations of the Issuer and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Such Purchaser acknowledges that the Issuer has not made, is not making, or will not make, and such Purchaser has not relied, is not relying, and will not at any time rely on, any representation or warranty whatsoever (express or implied) except as may be expressly set forth in the Transaction Agreements, and that to the extent the Issuer has made or purported to make any such representation or warranty they are all hereby disclaimed by the Issuer and waived by such Purchaser. Without limiting the generality of the foregoing, such Purchaser acknowledges that it, together with its advisors, has made its own investigation of the Issuer and each of its Subsidiaries, and has not relied, is not relying and will not at any time rely on any implied warranties or upon any representation or warranty whatsoever as to the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Issuer and each of its Subsidiaries contained in any information (written or oral) provided by the Issuer, except as expressly covered by a representation and warranty contained in ARTICLE II.

ARTICLE IV CONDITIONS

Section 4.01. Conditions to the Several, and not Joint, Obligations of the Purchasers.

(a) Each Initial Closing and Delayed Draw Closing shall be subject to the satisfaction or waiver by the Purchasers of the following conditions:

(i) The Purchasers shall have received, and the Issuer shall have delivered, on the Closing Date, a customary officer’s certificate certifying that the conditions specified in Section 4.01(a)(ii) have been satisfied.

(ii) (x) The representations and warranties set forth in ARTICLE II shall be true and correct in all material respects (provided that any such representations or warranties that are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as though such representations and warranties had been made on and as of the applicable Closing Date (except to the extent that such representation or warranty refers to an earlier date, then such representation or warranty shall be true and correct in all material respects as of such earlier date) and (y) the Issuer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by the Issuer on or prior to such applicable Closing Date.

(iii) The Purchasers shall have received customary evidence of authority, good standing certificate (to the extent applicable) in the jurisdiction of organization of the Issuer and a solvency certificate, substantially in the form set forth in Exhibit C, from the chief financial officer, chief accounting officer or other officer of the Issuer (or, at the sole option and discretion of the Issuer, a third party opinion as to the solvency of the Issuer and its Subsidiaries on a consolidated basis issued by a nationally recognized firm).

(iv) The Purchasers shall have received an opinion addressed to the Purchasers from Kirkland & Ellis LLP, legal counsel to the Issuer, dated as of the Closing Date, in form and substance agreed between the Issuer, on the one hand, and the Purchasers on the other.

(b) The Initial Closing shall additionally be subject to the satisfaction or waiver by the Purchasers of the following additional conditions:

(i) On the date of this Agreement, the Purchasers (or their counsel) shall have received a counterpart of this Agreement (which may include a copy transmitted by email or other electronic method).

(ii) The Issuer shall have filed, prior to the Initial Closing, the Series B Certificate of Designation in the form of Exhibit A hereto with the Delaware Secretary.

(iii) Payment of all fees and reasonable and documented out-of-pocket expenses of the Purchasers as set forth in Section 5.02, to the extent invoiced at least one (1) Business Day prior to the date of the Initial Closing and required to be paid in connection with the Initial Closing (which amounts may be offset against the proceeds of the Initial Purchase Price).

(iv) The Purchasers shall have, prior to the Initial Closing, received an executed copy of (1) Amendment No. 7 to Credit Agreement, amending the ABL Facility, (2) Amendment No. 1 to Credit Agreement, amending the First Lien Credit Agreement, and (3) Amendment No. 1 to Second Amended and Restated Second Lien Term Loan Credit Agreement, amending the Second Lien Credit Agreement, each in form reasonably satisfactory to the Purchasers.

(v) The Purchaser shall have received from the Issuer a duly executed voting agreement, dated as of the date hereof, by and among the Issuer and the Holders (as defined therein).

(vi) The Purchasers shall have received reasonably satisfactory evidence of the substantially concurrent (x) prepayment of $25.0 million of Indebtedness outstanding as of the initial Closing Date under the ABL Facility and (y) prepayment of $41,803,211.43 of Indebtedness outstanding as of the initial Closing Date under the Second Lien Credit Agreement.

(vii) The Issuer shall have filed a supplemental listing application for the maximum number of shares of Common Stock that may be issuable upon exercise of the Warrants (for the avoidance of doubt, including both the Initial Warrants and the Delayed Draw Warrants) for listing on the New York Stock Exchange, and the New York Stock Exchange shall not have raised any objections to it.

(c) Each Delayed Draw Closing shall additionally be subject to the satisfaction or waiver by the Purchasers of the following additional conditions:

(i) The Purchasers shall have received a Delayed Draw Notice not less than twenty Business Days prior to the Delayed Draw Closing Date.

(ii) The Purchasers shall have received, and the Issuer shall have delivered, a certificate from the chief financial officer, chief accounting officer or other officer of the Issuer certifying (together with reasonable evidence and calculations) that the First Lien Net Leverage Ratio (as defined in the First Lien Credit Agreement as in effect on the date of this Agreement) of the Issuer and its Subsidiaries is less than or equal to 6.50 to 1.00.

(iii) No material breach or default under each of the Transaction Agreements, or Default or Trigger Event under the Series B Certificate of Designation, or breach or default under the Warrant Agreement, shall have occurred and be continuing.

Section 4.02. Conditions to the Obligations of the Issuer. The issue and sale on each Closing Date of the Securities by the Issuer shall be subject to each Purchaser having performed and complied in all material respects (provided that each Purchaser has performed in all respects as it relates to Section 1.01(a)(iii) and Section 1.01(b)(iii)) with all agreements and obligations required by this Agreement to be performed or complied with by such Purchaser on or prior to such applicable Closing Date.

ARTICLE V ADDITIONAL COVENANTS

Section 5.01. Further Assurances. The Parties will execute and deliver such customary documents and other customary papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

Section 5.02. Expenses.

(a) The Issuer will reimburse the Holders at the Initial Closing for all reasonable and documented out-of-pocket expenses (including legal and tax advisory due diligence expenses) incurred by the Holders in connection with the preparation, negotiation, execution and delivery of this Agreement, the Series B Certificate of Designation, the Warrant Agreement and any related documentation, in an aggregate amount not to exceed $1,250,000.00.

(b) In addition, the Issuer will reimburse the Holders for all reasonable and documented out-of-pocket expenses incurred by the Holders (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole) in connection with the enforcement of their respective rights in connection with this Agreement, the Series B Certificate of Designation, the Warrant Agreements and any related documentation or in connection with the redemption or repayment of the Series B Preferred Shares. Except to the extent required to be paid on a Closing Date, all amounts due under this Section 5.02 shall be payable by the Issuer within 30 days of receipt by the Issuer of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(c) The Issuer will pay any documentary, stamp, transfer, registration, stock issuance, sales, excise or similar Taxes payable in connection with the issuance of the Securities or upon any exercise or conversion of Warrants (and the issuance of Common Stock in respect thereof); provided, for the avoidance of doubt, that Issuer will not be responsible for any such Taxes incurred in connection with the transfer of the Securities by a Holder.

Section 5.03. Confidentiality.

(a) No Holder shall use at any time any Confidential Information, except in connection with its investment in the Issuer and set forth herein. Each Holder shall also keep the Confidential Information confidential and shall not disclose it or cause or permit its Representatives to disclose it, except (i) as required by applicable law, regulation or legal process or in response to any inquiry from, or upon the request or demand of, a Governmental Authority having jurisdiction over such Holder, and only after compliance with Section 5.03(b) and (ii) that it may disclose the Confidential Information or portions thereof to those of its Representatives who need to know such information in connection with the investment by such Holder in the Issuer; provided that such Representatives (x) are informed of the confidential and proprietary nature of the Confidential Information and (y) have agreed to maintain the confidentiality of the Confidential Information in a manner consistent with the provisions of this Section 5.03. Each Holder shall be responsible for any breach of this Section 5.03 by its Representatives. Notwithstanding anything herein to the contrary, (A) each Holder and each Representative thereof may disclose to such Holder’s legal, tax, accounting, regulatory and financial advisors the tax treatment, tax structure or tax strategies of, and the tax strategies relating to, the Issuer and the Transactions and all materials of any kind (including opinions and other tax analyses) that are provided to such Holder or Representative thereof relating to such tax treatment, tax structure, or tax strategies, (B) each Holder that is an investment fund may disclose Confidential Information (subject to confidentiality restrictions at least as restrictive set forth herein) relating directly to its investment in the Issuer on a confidential basis to its investors and limited partners so long as they are under similar confidential duties to such Holder, or prospective investors in connection with its ordinary course reporting and fundraising activities, (C) each Holder may disclose Confidential Information to other Holders or as required in any legal proceeding initiated by the Holder to enforce its rights under this Agreement, (D) each Holder may disclose Confidential Information (subject to confidentiality restrictions at least as restrictive set forth herein) to any nationally recognized rating agency or investor of a Holder that requires access to information about a Holder’s investment portfolio in connection with ratings issued or investment decisions with respect to such Holder and (E) each Holder may disclose Confidential Information to prospective purchasers (subject to confidentiality restrictions at least as restrictive set forth herein) in connection with a Transfer of the Securities permitted pursuant to the terms of the Series B Certificate of Designation or the Warrant Agreement, as applicable. The provisions of this Section 5.03 shall apply to all Holders for so long as such Person holds any Series B Preferred Shares or Warrants.

(b) If any Holder or Representative thereof becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, such Holder or Representative thereof shall provide the Issuer with prompt and, if practicable, prior written notice of such requirement to disclose such Confidential Information, to the extent such notice is legally permissible. Upon receipt of such notice, the Issuer may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, such Holder and its Representatives shall disclose only that portion of the Confidential Information which is legally required to be disclosed (as determined in good faith by counsel to such Holder) and shall take all reasonable steps to preserve the confidentiality of the Confidential Information. In addition, neither such Holder or its Representatives shall oppose any action (and such Holder and its Representatives shall, if and to the extent requested by the Issuer and legally permissible to do so, cooperate with and assist the Issuer, at the Issuer’s expense and on a reasonable basis, in any reasonable action) by the Issuer to obtain an appropriate protective order or other reliable assurance that confidential treatment shall be accorded the Confidential Information.

Section 5.04. [Reserved].

Section 5.05. Use of Proceeds. The Issuer and its Subsidiaries shall use the Initial Purchase Price and the Delayed Draw Purchase Price only in the manner and for the purposes set forth in Section 1.05.

Section 5.06. Tax Matters. The Parties agree that the amount of the Initial Purchase Price allocable to the Warrants transferred to the Purchasers at the Initial Closing is $8,056,164. At the time that any Delayed Draw Preferred Shares are issued, the Issuer and the Purchasers will agree in writing as to the portion of the Delayed Draw Purchase Price that is attributable to the Warrants issued to the Purchasers in connection with such issuance of Delayed Draw Preferred Shares. Further, for U.S. federal income tax purposes, the Parties intend that (i) any “net exercise” of the Warrants will be treated as a tax-deferred recapitalization described in Section 368 of the Internal Revenue Code, and (ii) the Securities (and transactions undertaken with respect to the Securities) will be treated in a manner consistent with the intended tax treatment of the Securities as set forth in the Series B Certificate of Designations and the Warrant Agreements. Each of the Parties agrees that all amounts payable in respect of the Series B Preferred Shares (other than those amounts specifically allocable to the Warrants as provided in this Section 5.06) will be treated as purchase price allocable to the Series B Preferred Shares for U.S. federal income tax purposes. Each of the Parties agrees to (and to cause its affiliates to) file their income tax returns consistent with, and to assess and administer any applicable withholding tax and reporting responsibilities consistent with, the valuation information and intended tax treatment provided for in this Section 5.06, except as otherwise required as a result of a change in law after the date hereof or a “determination” within the meaning of Section 1313 of the Internal Revenue Code.

Section 5.07. Subject Matter Experts. So long as Stellex is eligible to appoint one Investor Director (as defined in the Shareholders Agreement) pursuant to the Shareholders Agreement, Stellex, following consultation with the management of Issuer, shall designate up to five (5) persons (each a “Subject Matter Expert”) to be placed within the Issuer or its Subsidiaries (the role or department to be mutually determined by Stellex and the Issuer and shall be in furtherance of the execution of the agreed upon transformation plan), the salary and cost of which shall be determined in mutual agreement between the Issuer and Stellex and borne by the Issuer. The Issuer shall use commercially reasonable efforts to employ each Subject Matter Expert, and shall do so at rates that Stellex and the Issuer mutually determine to be market compensation for the applicable roles and in each case consistent with the Issuer’s compensation levels and practices for similarly situated employees. The Subject Matter Experts will be employed by the Issuer on an employment-at-will basis or as an independent contractor but the Issuer shall consult with Stellex and provide Stellex and the applicable Subject Matter Expert with two (2) weeks prior notice of termination of any Subject Matter Expert that is an employee except that such prior notice is not required for any termination for cause; provided, that upon the termination of any Subject Matter Expert, Stellex shall have the right to designate another person as a Subject Matter Expert in replacement of the person terminated following consultation with the management of Issuer and subject to and pursuant to this Section 5.07. For the avoidance of doubt, the Subject Matter Experts shall be employees of the Issuer and its Subsidiaries or independent contractors and subject in all respects to the policies and procedures generally applicable to employees of the Issuer or independent contractors, as applicable.

ARTICLE VI MISCELLANEOUS

Section 6.01. Survival; Damages.

(a) All representations and warranties made by the Issuer and the Purchasers contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, and all covenants of the Issuer and the Purchasers in this Agreement, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until such time when either (i) the Securities are no longer outstanding or (ii) the Purchasers no longer hold any Securities. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. All covenants made herein to be performed at or prior to the Initial Closing or a Delayed Draw Closing shall terminate upon such Initial Closing or Delayed Draw Closing, as applicable, and all other covenants shall survive such Initial Closing or Delayed Draw Closing, as applicable, according to their respective terms (and, for covenants that do not explicitly include a survival period, shall survive indefinitely). The aggregate amount of all damages for which the Issuer shall be liable for any breach of this Agreement shall not exceed the aggregate Initial Purchase Price and Delayed Draw Purchase Price actually paid for the Securities.

(b) To the fullest extent permitted by applicable Law, no Party shall assert, and each hereby waive, any claim against any other Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Transaction Agreement or any agreement or instrument contemplated hereby or thereby or the transactions contemplated hereby or thereby.

Section 6.02. Entire Agreement; Parties in Interest. The Transaction Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement will be binding upon and inure solely to the benefit of each Party and their respective successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except for the provisions of Section 6.03, which will be enforceable by the beneficiaries contemplated thereby.

Section 6.03. No Recourse. Notwithstanding anything to the contrary in this Agreement, this Agreement may only be enforced by a Party against, and any proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made by such Party against, another Party or, if applicable, such other Party’s assignees that become party to this Agreement, and no current, former or future Affiliates of a Party or any assignee

(except for any assignees in their capacity as such), or any of the foregoing Persons’ respective Representatives (collectively, the “Related Parties”) will have any liability for any liabilities of such Party for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the purchase of the Series B Preferred Shares hereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith. In no event will a Party or any of its Affiliates or Representatives, and each Party agrees not to and to cause its Affiliates and Representatives not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover losses or other damages in connection therewith from, any Related Party.

Section 6.04. Governing Law. This Agreement and all questions relating to the interpretation or enforcement of this Agreement will be governed by and construed in accordance with the Laws of the State of Delaware.

Section 6.05. Jurisdiction. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY IN NEW CASTLE COUNTY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS Section 6.05. EACH PARTY HERETO AGREES THAT THE HOLDERS OF THE SERIES B PREFERRED SHARES AND WARRANTS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 6.06. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.06.

Section 6.07. Remedies.

(a) Each Party hereby acknowledges and agrees that the subject matter of this Agreement, the Series B Certificate of Designation and the Warrant Agreements is unique, that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement and/or the Series B Certificate of Designation and/or the Warrant Agreements are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other Parties not in default or in breach. Accordingly, each Party agrees that the other Parties will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and/or the Series B Certificate of Designation and/or the Warrant Agreement and to enforce specifically the terms and provisions hereof and thereof in addition to any other remedy to which they may be entitled, at law or in equity. The Parties waive any defense that a remedy at law is adequate and waive any requirement to prove special damages, post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

(b) All remedies available under this Agreement, at law or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Party of a particular remedy will not preclude the exercise of any other remedy.

Section 6.08. Notice.

(a) Except as otherwise provided in this Agreement, any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and delivered by (i) email or (ii) registered mail via a national courier service to the following email address or physical address, as applicable:

If to the Issuer:

Team, Inc.

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

Attention: Nelson M. Haight and James C. Webster

Email: Nelson.Haight@teaminc.com and James.Webster@TeamInc.com

With a copy to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Matthew Pacey and Billy Vranish

Email: matt.pacey@kirkland.com and billy.vranish@kirkland.com

If to the Purchasers:

InspectionTech Holdings LP

c/o Stellex Capital Management LLC

900 Third Avenue, 25th Floor

New York, NY 10022

Attention: Olivia Zhao and Tom Cassidy

Email: ozhao@stellexcapital.com and tcassidy@stellexcapital.com with a copy (which will not constitute notice) to:

Latham & Watkins, LLP

1271 Avenue of Americas

New York, NY 10020

Attention: Peter Sluka and Andrew Blumenthal

Email: peter.sluka@lw.com and andrew.blumenthal@lw.com

(b) Notice or other communication pursuant to Section 6.08(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m., New York City time, or overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m., New York City time, on the next Business Day. Any Party may specify a different address, by written notice to the other Parties. The change of address will be effective upon the other Parties’ receipt of the notice of the change of address.

Section 6.09. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, a Holder Majority and the Issuer, or in the case of a waiver, by the Party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by the Issuer or any Purchaser in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

Section 6.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

Section 6.11. Assignment. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted assigns and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties, except that each Purchaser may, without the consent of the Issuer, assign all or a portion of their rights, interests and obligations hereunder to one or more Permitted Transferees; provided, that such Permitted Transferee enters into a joinder to this Agreement and that any such assignment to such Permitted Transferee will not relieve any Purchaser of any of its funding obligations hereunder on any applicable Closing Date. In the event of an assignment by any Purchaser, such Permitted Transferee shall become a party to this Agreement by execution of a joinder hereto in form and substance reasonably acceptable to the Issuer. Any assignment or transfer in violation of this Section 6.11 shall be null and void.

Section 6.12. Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties; provided, however, that in no event shall this Agreement be enforced without giving effect to Section 6.03. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

Section 6.13. Certain Issuer Acknowledgements. The Issuer acknowledges on its behalf and on behalf of its Subsidiaries that:

(a) Certain of the Purchasers and their respective Affiliates may be full service securities or investment firms engaged, either directly or through their respective Affiliates, in various activities, including securities trading, commodities trading, investment management, investment banking, financial advisory, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of such activities, such Purchaser and its Affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Issuer and other Subsidiaries of the Issuer for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and financial instruments. Each Purchaser or its Affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Issuer or other Subsidiaries of the Issuer or engage in commodities trading with any thereof.

(b) The Purchasers and their respective Affiliates are involved in a broad range of transactions and may have economic interests that conflict with those of the Issuer and its Subsidiaries. Each Purchaser is and will act under this Agreement as an independent contractor. Nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty of the Purchasers to the Issuer, any of its Subsidiaries or any Affiliate or equity holder thereof. The transactions contemplated by this Agreement are arm’s length commercial transactions between the Purchasers, on the one hand, and the Issuer on the other hand. In connection with the Transactions and with the process leading to the Transactions each Purchaser is acting solely as a principal and not as agent or fiduciary of the Issuer or any of its Subsidiaries or member of management, equity holders or creditors thereof or any other Person. The Purchasers have not assumed an advisory or fiduciary responsibility or any other obligation in favor of the Issuer or any of its Subsidiaries with respect to the Transactions or the process leading thereto (irrespective of whether any of the Purchasers or any of their respective Affiliates has advised or is currently advising the Issuer or any of its Affiliates or equity holders on other matters), except for the obligations expressly set forth in this Agreement or other applicable Transaction Agreement. Each of the Purchasers and the Issuer has consulted its own legal, tax, accounting, regulatory and financial advisors to the extent it has deemed appropriate. The Issuer is responsible for making its own independent judgment with respect to the Transactions and the process leading thereto.

Section 6.14. USA PATRIOT Act. The Purchasers hereby notify the Issuer that, pursuant to the requirements of the USA PATRIOT Act, the Purchasers may be required to obtain, verify and record information that identifies the Issuer, including its name, address and other information that will allow the Purchasers to identify, the Issuer in accordance with the USA PATRIOT Act.

Section 6.15. Rights of Third Parties. Except as expressly stated in this Agreement, including Related Parties, who are express third party beneficiaries of the provisions of Section 6.03, this Agreement does not confer any rights on any person other than the Parties.

ARTICLE VII DEFINITIONS

Section 7.01. Certain Definitions. The following words and phrases have the meanings specified in this Section 7.01:

“ABL Facility” has the meaning set forth in the Series B Certificate of Designation.

“Affiliate” means, with respect to respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto. For the avoidance of doubt, none of the Holders, and no Person Controlling any of the Holders, in each case in its or their capacity as such, shall be deemed to be an Affiliate of the Issuer or any of its Subsidiaries for purposes of this Agreement.

“Anti-Corruption Laws” has the meaning set forth in the Series B Certificate of Designation.

“Anti-Money Laundering Laws” has the meaning set forth in the Series B Certificate of Designation.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York.

“Business Plan” means a business plan of the Issuer and its Subsidiaries, consisting of consolidated projected balance sheets, related cash flow statements and related profit and loss statements, together with appropriate supporting details and a statement of the underlying assumptions, which covers a one-year period and which is prepared on an annual basis, as delivered to the lenders under the Second Lien Credit Agreement.

“Closing Date” means the date of any Initial Closing or Delayed Draw Closing.

“Confidential Information” means oral and written information concerning the Issuer or any of its Subsidiaries or Affiliates or their respective businesses or operations furnished to any Holder or its Representatives by or on behalf of the Issuer or any of its Subsidiaries, Affiliates or Representatives (irrespective of the form of communication and whether such information is so furnished before, on or after the date hereof) or any other Person known, after reasonable investigation, to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation; provided that the term “Confidential Information” does not include any information which (i) at the time of disclosure is or thereafter becomes generally available to the public (other than as a result of a disclosure directly or indirectly by such Holder or its Representatives in violation of Section 5.03); (ii) is or becomes available to such Holder on a non-confidential basis from a source other than the Issuer or any of its respective Subsidiaries, Affiliates or Representatives; provided further that such source was not known by such Holder, after reasonable investigation, to be prohibited from disclosing such information to such Holder by a legal, contractual or fiduciary obligation; or (iii) with respect to any Holder that is not an individual, the identity of the Issuer or any of its Subsidiaries or Affiliates or the amount invested by such Person the Issuer or any of its Subsidiaries or Affiliates.

“Copyrights” means:

(a)

any and all copyright rights (including derivative rights) in any works subject to the copyright laws of the United States, Canada, England and Wales or the Netherlands or any other country or group of countries, whether as author, assignee, transferee or otherwise;

(b)

all registrations and applications for registration of any such copyright in the United States, Canada, the United Kingdom or the Netherlands or any other country or group of countries, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, Canadian Intellectual Property Office and the right to obtain all renewals thereof;

(c)

all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements thereof;

(d)	the right to sue for past, present, and future infringements thereof; and all rights corresponding thereto throughout the world.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency,

reorganization, or similar debtor relief laws of the United States, Australia, England and Wales or any other applicable jurisdictions from time to time in effect.

“Default” has the meaning set forth in the Series B Certificate of Designation.

“Delayed Draw Period” means the date that is 24 months after the date of the Initial Closing.

“Designated Jurisdiction” means any country or territory that is the subject of comprehensive Sanctions broadly prohibiting dealings with, in or involving such country or territory (as of the date hereof, the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed by, the Issuer or any of its Subsidiaries or, solely with respect to any such plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Internal Revenue Code, any of their respective ERISA Affiliates.

“Entity” for each Person (other than an individual), means its status, as applicable, as a corporation, limited liability company or limited partnership.

“Environment” has the meaning set forth in the Series B Certificate of Designation.

“Environmental Action” means any summons, citation, notice of investigation or judicial or administrative proceeding, action, suit, abatement order or other order, judgment, decree or directive (conditional or otherwise) from any Governmental Authority, or any written notice of violation, complaint, claim, or other demand from any Person arising (i) pursuant to Environmental Laws, (ii) in connection with any actual or alleged violation of, or liability pursuant to, Environmental Laws, including any Permits issued pursuant to Environmental Laws, (iii) in connection with any Hazardous Materials, including the presence or Release or threatened Release of, or exposure to, any Hazardous Materials and any Remedial Action related to Hazardous Materials, or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety or the Environment.

“Environmental Laws” has the meaning set forth in the Series B Certificate of Designation.

“Equity Interests” has the meaning set forth in the Series B Certificate of Designation.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) for purposes relating to Section 412 of the Internal Revenue Code only, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Issuer or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Issuer or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Issuer or such Subsidiary and with respect to liabilities arising after such period for which the Issuer or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any Person succeeding to the functions thereof.

“First Lien Credit Agreement” has the meaning set forth in the Series B Certificate of Designation.

“GAAP” has the meaning set forth in the Series B Certificate of Designation.

“Governing Documents” has the meaning set forth in the Series B Certificate of Designation.

“Governmental Authority” has the meaning set forth in the Series B Certificate of Designation.

“Hazardous Materials” has the meaning set forth in the Series B Certificate of Designation.

“Holder” has the meaning set forth in the Series B Certificate of Designation.

“Holder Majority” has the meaning set forth in the Series B Certificate of Designation.

“Indebtedness” has the meaning set forth in the Series B Certificate of Designation.

“Industrial Designs” means any and all industrial designs and industrial design applications, including the subject matter described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Initial Stated Value” shall have the meaning given in the Series B Certificate of Designation.

“Intellectual Property” means (i) any and all Patents, Copyrights, Trademarks, Industrial Designs, trade secrets, and intellectual property rights in know-how, inventions (whether or not patentable), algorithms, software (including source code and object code), processes, product designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all applications for registration or registrations thereof; (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect to any of the foregoing, including payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements, misappropriations or other violations thereof; (iii) the right to sue for past, present, and future infringements, misappropriation or other violations thereof; and (iv) all rights corresponding to the foregoing throughout the world.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” in any Person means, as of the date of determination:

(a)

any direct or indirect payment or contribution in or to such Person including property contributed to such Person for or in connection with its acquisition of any stock, bonds, notes, indebtedness, debentures, partnership or other ownership interest or any other security of such Person;

(b)	any direct or indirect payment or contribution for all or substantially all of the assets of such Person (or of any division or business line of such other Person);

(c)

any loan, advance or other extension of credit or guaranty of or other surety obligation for any Indebtedness made to, or for the benefit of, such Person, or any accounts receivable from that other Person that are not current assets or did not arise from sales to that Person in the ordinary course of business;

(d)	any direct or indirect redemption, retirement, purchase or other acquisition for value by the Issuer or any Subsidiary from any Person of any Equity Interests of such Person; and

(e)	all investments consisting of any exchange traded or over the counter derivative transactions, whether entered into for hedging or speculative purposes or otherwise.

In determining the aggregate amount of Investments outstanding at any particular time,

(A) a guaranty (or other surety obligation) shall be valued at not less than the principal outstanding amount of the primary obligation;

(B) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted;

(C) earnings, whether as dividends, interest or otherwise, shall not be deducted; and

(D) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. It being understood and agreed that no effect will be given to returns on Investments in the form of proceeds of Indebtedness or equity incurred in connection with such Investment.

“Law” means collectively, all international, supranational, foreign, federal, state and local laws (including common law), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), security interest, or other security device or security arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC (as in effect from time to time in the relevant jurisdiction) or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Material Adverse Effect” means (i) a material adverse effect on the business, operations, results of operations, properties, assets, liabilities, or condition (financial or otherwise) of the Issuer and its Subsidiaries, taken as a whole or (ii) the material impairment of (A) the Issuer’s ability to perform its obligations under the Transaction Agreements, or (B) the ability of the Purchasers to enforce the Transaction Agreements; provided, however, in the case of clause (i), that no effect (by itself or when aggregated or taken together with any and all other effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect,” and no effect (by itself or when aggregated or taken together with any and all other such effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets generally, including (A) changes in interest rates and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (iii) conditions (or changes in such conditions) in the industry in which such Issuer or any of its Subsidiaries operates (including changes in commodity prices, general market prices and regulatory changes affecting the industry); (iv) political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism); (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions; (vi) any epidemic, pandemic, disease outbreak or other public health crisis or public health event, or the worsening of any of the foregoing; or (vii) changes in governmental policy, including the imposition or rescission of tariffs or restrictions on trade; except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (vii) disproportionately adversely affect the Issuer and its Subsidiaries, taken as a whole, as compared to other Persons that conduct business in the regions in the world and in the industries in which the Issuer and its Subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).

“Material Contract” has the meaning set forth in the Series B Certificate of Designation.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Patents” has the meaning set forth in the Series B Certificate of Designation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permits” has the meaning set forth in the Series B Certificate of Designation.

“Permitted Liens” has the meaning set forth under the Second Lien Credit Agreement.

“Permitted Transferee” means, with respect to a Purchaser, any Affiliate or Related Fund (as each term is defined in the Shareholders Agreement) of such Purchaser which Permitted Transferee at the time of any such assignment or transfer has, and when required to deliver payment to the Issuer shall have, sufficient immediately available funds to pay the aggregate remaining (if any) Delayed Draw Purchase Price at any future Delayed Draw Closing and consummate the applicable Delayed Draw Closing(s) pursuant to this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, maintained or contributed to by the Issuer or its Subsidiary with respect to which any of them may incur liability (whether fixed or contingent) even if such plan is not covered by ERISA pursuant to Section 4(b)(4) thereof.

“Real Property” has the meaning set forth in the Series B Certificate of Designation.

“Release” has the meaning set forth in the Series B Certificate of Designation.

“Remedial Action” means all actions required to be taken under Environmental Law or by a Governmental Authority to (i) clean up, remove, remediate, treat, monitor, assess or evaluate Hazardous Materials in the Environment, (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public or employee health or welfare or the Environment, (iii) restore or reclaim the Environment, (iv) perform any pre-remedial environmental-related studies, investigations, or post-remedial environmental-related operation and maintenance activities, or (v) conduct any other remedial actions with respect to Hazardous Materials required by Environmental Laws.

“Reportable Event” means any of the events described in Section 4043 of ERISA and the regulations issued thereunder other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived.

“Representatives” means, with respect to any Person, such Person’s officers, directors, partners, limited partners, investors, lenders, rating agencies, managed accounts, employees, investment bankers, attorneys, accountants and other advisors, agents and representatives.

“Requirement of Law” or “Requirements of Law” has the meaning set forth in the Series B Certificate of Designation.

“Responsible Officer” has the meaning set forth in the Series B Certificate of Designation.

“Sanctioned Person” means any Person, vessel or aircraft: (a) identified on any Sanctions-related list of designated Persons, including the List of Specially Designated Nationals and Blocked Persons maintained by OFAC; (b) directly or indirectly owned 50% or more by, controlled by or acting on behalf of any such Person or Person(s) described in clause (a); (c) that is resident in, or organized or incorporated under the laws of, a Designated Jurisdiction; or (d) otherwise the subject or target of Sanctions.

“Sanctions” has the meaning set forth in the Series B Certificate of Designation.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Credit Agreement” has the meaning set forth in the Series B Certificate of Designation.

“Series B Certificate of Designation” means that certain Certificate of Designation of Series B Preferred Shares of the Issuer.

“Shareholders Agreement” means the Shareholders Agreement, dated as of September 11, 2025, among the Issuer, Stellex and the other parties thereto, as the same may be amended from time to time.

“Solvent” has the meaning set forth in the Series B Certificate of Designation.

“Stellex” means Stellex Capital Management LLC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more subsidiaries of such Person. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Issuer.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, in each case, in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Act” means the Income Tax Act (Canada), as amended from time to time.

“Termination Event” means:

(a)

a Reportable Event with respect to any Pension Plan, any failure to make a required contribution to any Pension Plan that could reasonably be expected to result in the imposition of a Lien, or the arising of a Lien with respect to a Pension Plan;

(b)

the withdrawal of the Issuer, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA;

(c)

the provision of notice by the administrator of any Pension Plan of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA), or the imposition of liability on the Issuer, any of its Subsidiaries or any ERISA Affiliate of liability under Section 4062(e) or 4069 of ERISA;

(d)	the institution by the PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA;

(e)

the occurrence of any event or condition that (A) constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (B) could reasonably be expected to result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA;

(f)	the partial or complete withdrawal, within the meaning of Sections 4203 or 4205 of ERISA, of the Issuer, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan;

(g)

receipt by the Issuer, any of its Subsidiaries or any ERISA Affiliate of notice that a Multiemployer Plan is “insolvent” within the meaning of Section 4245(b), is in “at-risk” status (as defined in Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA), is in “critical and declining” status (within the meaning of Section 305 of ERISA), or has become subject to the limitations of Section 436 of the Internal Revenue Code; or

(h)	the imposition of any liability under Title IV of ERISA, other than for premiums due but not delinquent, upon the Issuer, any of its Subsidiaries or any ERISA Affiliate.

“Trademarks” has the meaning set forth in the Series B Certificate of Designation.

“Transaction” means the issuance of the Series B Preferred Shares, the issuance of the Warrants, the consummation of the other transactions contemplated by the Transaction Agreements and payment of fees and expenses in connection therewith.

“Transaction Agreements” means this Agreement, the Series B Certificate of Designation and the Warrants.

“Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition of any Series B Preferred Shares to any Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. Notwithstanding the foregoing, a bona fide direct or indirect transfer of an interest in an investment partnership or other investment fund that was not established to hold Series B Preferred Shares shall not be deemed a Transfer hereunder.

“Trigger Event” has the meaning set forth in the Series B Certificate of Designation.

“U.S.” means the United States of America.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Voting Stock” means, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Warrant Agreement” means warrants issued by the Issuer in the form of Warrant Agreement set forth hereto in Exhibit B.

Section 7.02. Other Terms. The following term shall have the meanings specified in the indicated Section of this Agreement.

“Agreement”	Preamble

“Common Stock”	Section 1.01(a)(ii)
“Delaware Secretary”	Section 2.01
“Delayed Draw Closing”	Section 1.01(b)
“Delayed Draw Notice”	Section 1.02
“Delayed Draw Preferred Shares”	Section 1.01(b)(i)
“Delayed Draw Warrants”	Section 1.01(b)(ii)
“ERISA Plan”	Section 3.05(f)
“Initial Closing”	Section 1.01(a)
“Initial Warrants”	Section 1.01(a)(ii)
“Issuer”	Preamble
“Issuer Parties”	Section 3.08
“Parties”	Preamble
“Purchasers”	Preamble
“Related Parties”	Section 6.03
“Rule 144”	Section 3.05(d)
“Securities”	Preamble
“Series B Preferred Shares”	Section 1.01(a)(i)
“Similar Law Plan”	Section 3.05(f)
“Tranche A Warrants”	Section 1.01(a)(ii)
“Tranche B Warrants”	Section 1.01(a)(ii)
“Warrants”	Section 1.01(a)(ii)

Section 7.03. Construction. Unless the context otherwise requires or otherwise specified herein:

(a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms;

(b) the term “including” is by way of example and not limitation;

(c) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including;”

(d) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);

(e) section headings herein are included for convenience of reference only;

(f) the word “or” is not exclusive;

(g) the word “will” shall be interpreted to express a command;

(h) provisions apply to successive events and transactions;

(i) unless the context otherwise requires, references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(j) any reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time;

(k) references to a Person also include its permitted assigns and successors;

(l) unless the context otherwise requires, any reference to an “Article,” “Section,” “clause,” “Exhibit” or “Schedule” in this Agreement refers to an Article, Section, clause, Exhibit or Schedule, as the case may be, of this Agreement;

(m) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not any particular Article, Section, clause or other subdivision;

(n) all references to $, currency, monetary values and dollars set forth herein mean U.S. dollars;

(o) words used herein implying any gender shall apply to both genders;

(p) a statement that a copy of an item has been delivered means a correct and accurate copy of such item has been delivered;

(q) time of day means time of day New York, New York, except as otherwise expressly provided;

(r) when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest, dividends, premium or fees, as the case may be; and

(s) the Parties acknowledge and agree that (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be used to interpret this Agreement and (c) the provisions of this Agreement will be construed without regard to which Party was generally responsible for the preparation of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Securities Purchase Agreement as of the date and year first written above.

ISSUER: TEAM, INC.

By:	/s/ James C. Webster
Name:	James C. Webster
Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Securities Purchase Agreement]

PURCHASERS:

For and on behalf of:
InspectionTech Holdings LP

By:	/s/ Olivia Zhao
Name:	Olivia Zhao
Title:	Principal

[Signature Page to Securities Purchase Agreement]

Schedule I

List of Purchasers

	Initial Closing				Delayed Draw Closing
Name	Number of Series B Preferred Shares	Number of Tranche A Warrants	Number of Tranche B Warrants	Initial Purchase Price	Number of Series B Preferred Shares	Number of Tranche A Warrants	Number of Tranche B Warrants	Delayed Draw Purchase Price
InspectionTech Holdings LP	75,000	982,371	470,889	$75,000,000	30,000	392,946	188,358	$30,000,000
Total	75,000	982,371	470,889	$75,000,000	30,000	392,946	188,358	$30,000,000

Exhibit A

SERIES B CERTIFICATE OF DESIGNATION

[See Attached.]

Exhibit B

FORM OF WARRANT AGREEMENT

[See Attached.]

Final Form

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IF SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH STATE SECURITIES LAWS.

WARRANT No. [●]12

to purchase

Shares of Common Stock

Team, Inc.

a Delaware Corporation

Issue Date: [●], 202[●]3

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, InspectionTech Holdings LP or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time and from time to time on or after the date hereof (the “Issue Date”)4 and on or prior to 5:00 p.m., New York City time, on [●], 203[●] (the “Expiration Time”)5, to subscribe for and purchase from Team, Inc., a Delaware corporation (the “Company”), [982,371]6[470,889]7[●]8 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as subject to adjustment hereunder, the “Shares” and each a “Share”). The purchase price of one share of Common Stock under this Warrant

[1]

NTD: Initial Stellex Warrants will be broken out into two warrants. Warrant No. 5 for the initial Tranche A Warrant and Warrant No. 6 for the initial Tranche B Warrant. Delayed Draw Warrants to be numbered sequentially as and when issued.

[2]

NTD: The Company shall issue additional Tranche A Warrants (the “Delayed Draw Tranche A Warrants”) and additional Tranche B Warrants (the “Delayed Draw Tranche B Warrants” and, together with Delayed Draw Tranche A Warrants, the “Delayed Draw Warrants”) pursuant to and in accordance with the Purchase Agreement. The terms of the Delayed Draw Warrants shall be the same as terms set forth in this form other than variations noted in the footnotes.

[3]	NTD: For Initial Stellex Warrants, September 11, 2025. For each Delayed Draw Warrant, the Issue Date shall be, for the avoidance of doubt, the date of issuance of such Delayed Draw Warrant.
[4]	NTD: For each Delayed Draw Warrant, the Issue Date shall be, for the avoidance of doubt, the date of issuance of such Delayed Draw Warrant.
[5]	NTD: For Initial Stellex Warrants, September 11, 2035. For each Delayed Draw Warrant, the Expiration Time shall be the date that is 10 years from the Issue Date of such Delayed Draw Warrant.
[6]	NTD: For initial Tranche A Warrant
[7]	NTD: For initial Tranche B Warrant
[8]

NTD: For each Delayed Draw Warrant, the number of Shares shall be the product of (x) the quotient of the number of Delayed Draw Preferred Shares (as defined in the Purchase Agreement) to be issued by the Company concurrently with the Issuance of such Delayed Draw Warrant divided by 75,000 and (y) (A) 982,371, in respect of a Tranche A Delayed Draw Warrant and (B) 470,889, in respect of a Tranche B Delayed Draw Warrant.

1

shall be equal to the Exercise Price (as defined below). The Exercise Price and the number of Shares to be purchased upon exercise of this Warrant are subject to adjustment as hereinafter provided.

1.	Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Atlantic Park Warrant” means that certain second amended and restated common stock purchase warrant, dated as of December 8, 2021, for, among other things, the purchase in the aggregate of up to 500,000 shares of Common Stock by APSC Holdco II, L.P., upon the terms and conditions set forth therein.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Cashless Exercise” shall have the meaning set forth in Section 3.

“Change of Control” has the meaning set forth in the Series B Certificate of Designation.

“Common Stock” means the Company’s common stock, $0.30 par value per share.

“Company” has the meaning set forth in the Preamble.

“Corre Warrants” means those certain common stock purchase warrants, dated as of December 8, 2021, for, among other things, the purchase in the aggregate of up to 255,058, 116,092 and 128,850, shares of Common Stock by Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP, respectively, upon the terms and conditions set forth therein.

“Daily VWAP” means the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TISI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled

2

open of trading until the scheduled close of trading of the primary trading session on the relevant trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such trading day determined, using a volume-weighted average method by a nationally recognized independent investment banking firm retained for this purpose by the Company at its sole cost and reasonably acceptable to the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders)), determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Election Period” has the meaning set forth in Section 15(C).

“Equity Interests” has the meaning set forth in the Series B Certificate of Designation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Issuances” shall mean (i) any issuance of shares of Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of equity or convertible securities for third-party financing of such transaction, (ii) any issuance of shares of any equity securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company or any of its Subsidiaries as approved by the Board of Directors or its designee(s) other than for bona fide capital raising purposes, (iii) any issuance of shares of any equity securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, similar program or similar agreement as approved by the Board of Directors, (iv) any issuance of shares of equity securities in connection with a bona fide third-party strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (y) an issuance the primary purpose of which is a bona fide capital raise), (v) any issuance of shares of any equity securities pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clauses (ii) or (iii) of this sentence and outstanding as of September 11, 2025 (including any such issuance of shares of any equity securities pursuant to this Warrant, the Stellex Warrants, the Corre Warrants or the Atlantic Park Warrant), (vi) any issuance of shares of any equity securities or convertible securities to a third party financial institution as an “equity kicker” in connection with a bona fide, new money borrowing by the Company that is primarily a debt financing transaction and (vii) any issues of securities in a transaction described in Section 14(A), 14(B) or 14(C), subject to an aggregate limit for each of (x) all Excluded Issuances pursuant to the foregoing clauses (ii) and (iii) and (y) all Excluded Issuances pursuant to the foregoing clause (vi), not to exceed the applicable Excluded Issuance Cap (defined below). The “Excluded Issuance Cap” means (x) with respect to all Excluded Issuances pursuant to clauses (ii) and (iii) of the preceding sentence until September 11, 2027, a total number of shares not to exceed 10.0% of the Company’s fully diluted shares as of September 11, 2025, and (y) with respect to all Excluded Issuances pursuant to clause (vi) of the preceding sentence, a total number of shares not to exceed 10% of the Company’s fully diluted shares as of September 11, 2025; provided that, for the avoidance of doubt, this Warrant, the Stellex Warrants outstanding as of September 11, 2025, the Corre Warrants and the Atlantic Park Warrant shall be included in the calculation of the Company’s fully diluted shares outstanding as of September 11, 2025 for purposes of this definition.

3

“Exercise Price” means [$23.00 (as such price may be adjusted from time to time pursuant to Section 14 hereof)]9[$50.00 (as such price may be adjusted from time to time pursuant to Section 14 hereof)]10[the lesser of (a) $30.00 and (b) an amount equal to 110% of the average of the Daily VWAP of the Common Stock measured over the thirty (30) trading day period ending on and including the Issue Date (or, if the Issue Date is not a trading day, the thirty (30) trading day period ending on the trading day immediately preceding the Issue Date), in each case, as such price may be adjusted from time to time pursuant to Section 14 hereof]11.

“Expiration Time” has the meaning set forth in the Preamble.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property determined as follows:

(a)

if the security is listed on a U.S. national securities exchange, the Daily VWAP of the security measured over the fifteen (15) trading day period ending on and including the specified date (or, if the specified date is not a trading day, the fifteen (15) trading day period ending on the trading day immediately preceding the specified date);

(b)

if the security is not then listed on a U.S. national securities exchange, the Daily VWAP of the security measured over the fifteen (15) trading day period ending on and including the specified date (or, if the specified date is not a trading day, the fifteen (15) trading day period ending on the trading day immediately preceding the specified date), as reported on the principal over-the-counter quotation system on which such security trades; or

(c)

in all other cases, (i) as agreed upon in good faith by the Warrantholder and the Company or (ii) solely if an agreement cannot be reached pursuant to clause (i), as determined by an independent accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is retained at the sole cost and expense of the Company and the identity of which is reasonably acceptable to the Warrantholder and the Company.

“Governmental Authority” means all United States and other governmental or regulatory authorities.

“Issue Date” has the meaning set forth in the Preamble.

[9]

NTD: This is the Exercise Price for Tranche A Warrants to be issued as of the Initial Closing (as defined in the Purchase Agreement) and for Tranche A Delayed Draw Warrants to be issued no later than 90 days following the date of Initial Closing.

[10]	NTD: This is the Exercise Price for the Tranche B Warrants to be issued as of the Initial Closing and for the Tranche B Delayed Draw Warrants.
[11]	NTD: This is the Exercise Price for the Tranche A Delayed Draw Warrants to be issued after the end of the 90-day period following the Initial Closing.

4

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price, regular way, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the last quoted bid price in the over-the-counter market as reported by OTC Markets Group or similar organization. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the independent members of the Board of Directors in reliance upon an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose at its sole cost and reasonably acceptable to the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders excluding any Warrantholder that is an Affiliate of the Company). For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Participation Rights Notice” has the meaning set forth in Section 15(B).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, statutory trust, series trust, other organization, whether or not a legal entity, Governmental Authority or other entity.

“Per Share Fair Market Value” has the meaning set forth in Section 14(B).

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 11, 2025, by and between the Company and the purchasers named in Schedule I thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series B Certificate of Designation” has the meaning set forth in the Purchase Agreement.

“Share” or “Shares” has the meaning set forth in the Preamble.

5

“Shareholders Agreement” means the Shareholders Agreement, dated as of September 11, 2025, by and among the Company, Stellex Capital Management LLC and InspectionTech Holdings LP, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Shareholder Approval” means a vote of a majority of the votes cast by the holders of the Company’s Common Stock (as calculated in accordance with Section 312.07 of the NYSE Listed Company Manual (as amended or supplemented)) in connection with the issuance of any Shares upon an exercise, in full or in part, of this Warrant and the Stellex Warrants, to the extent required by Section 312.03(c) of the NYSE Listed Company Manual (as amended or supplemented).

“Stellex Warrants” means those certain common stock purchase warrants, other than this Warrant, issuable pursuant to the terms of the Purchase Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“trading day” means (A) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock or (B) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day.

[“Tranche A Warrants” means those certain “Tranche A Warrants” to be issued by the Company on the date hereof pursuant to the terms and conditions set forth in the Purchase Agreement.]12

“Transfer Agent” has the meaning set forth in Section 4(A)(i).

“Warrantholder” has the meaning set forth in the Preamble.

“Warrant” has the meaning set forth in the Preamble.

[12]	NTD: Defined term only used in Tranche B Warrants.

6

“Warrant Share Delivery Date” has the meaning set forth in Section 4(A)(i).

2.

Number of Shares; Exercise Price. The Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, [982,371][13][470,889][14][●][15] fully paid and nonassessable Shares, at a purchase price per Share equal to the Exercise Price. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.	Exercise of Warrant; Term; Limitations.

(A)

The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the Issue Date but in no event later than the Expiration Time, by (A) the delivery of the Notice of Exercise attached hereto as Exhibit A (including by specifying the manner in which the Exercise Price is to be paid), duly completed and executed on behalf of the Warrantholder, by hand delivery, e-mail or facsimile, at the principal executive office of the Company located at 13131 Dairy Ashford Road, Suite 600, Sugar Land, Texas 77478, e-mail: james.webster@teaminc.com (or such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder (i) by tendering in cash, either by certified or cashier’s check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, at the election of the Warrantholder, (ii) by means of a Cashless Exercise as set forth in the paragraph below, or (iii) by a combination of the foregoing.

(B)

The Warrantholder may, in its sole discretion and in lieu of payment of the Exercise Price, elect to exercise all or any part of this Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company a Notice of Exercise selecting a Cashless Exercise, as a result

[13]	NTD: For initial Tranche A Warrant
[14]	NTD: For initial Tranche B Warrant
[15]

NTD: For each Delayed Draw Warrant, the number of Shares shall be the product of (x) the quotient of the number of Delayed Draw Preferred Shares (as defined in the Purchase Agreement) to be issued by the Company concurrently with the Issuance of such Delayed Draw Warrant divided by 75,000 and (y) (A) 982,371, in respect of a Tranche A Delayed Draw Warrant and (B) 470,889, in respect of a Tranche B Delayed Draw Warrant.

7

of which the Warrantholder shall be entitled to receive a number of shares of Common Stock calculated using the following formula:

X = Y * (A - B)

    A

where: X = the number of shares of Common Stock to be issued to the Warrantholder

Y = the number of shares of Common Stock with respect to which the Warrant is being exercised

A = the Market Price of the Common Stock on the last trading day preceding the date of exercise of this Warrant

B = the then-current Exercise Price of the Warrant

(C)

Notwithstanding anything in this Warrant to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company in order to exercise all or a portion of this Warrant; provided, however, that if the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder shall promptly following such partial exercise surrender this Warrant to the Company and shall be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant was so exercised. When the Warrantholder has purchased all of the Shares available hereunder and this Warrant has been exercised in full, the Warrantholder shall surrender this Warrant to the Company for cancellation within three business days after the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Shares purchased and the date of such purchases. The Company shall inform the Warrantholder if a Notice of Exercise has not been duly completed within one business day of receipt of such notice, but shall not refuse or object to the issuance of the Shares upon receipt of, and pursuant to, a duly completed Notice of Exercise. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

8

(D)

Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(E)

The Company shall not effect any exercise of this Warrant, and no Warrantholder shall have the right to exercise any portion of this Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Warrantholders (collectively, and together with the Warrantholders’ respective Affiliates, and any other Persons acting as a group together with the Warrantholders or any of the Warrantholders’ Affiliates), would, when aggregated with all other shares of Common Stock beneficially owned by the Warrantholders (collectively) at such time, beneficially own shares of Common Stock, in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholders and their respective Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Warrantholders or any of their respective Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholders or any of their respective Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(E), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Warrantholders that the Company is not representing to any Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholders are solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(E) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholders together with any of their respective Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholders, and the submission of a Notice of Exercise shall be deemed to be the applicable Warrantholder’s determination of whether this Warrant is

9

exercisable (in relation to other securities owned by the Warrantholders together with any of their respective Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Section 3(E), in determining the number of outstanding shares of Common Stock, the Warrantholders may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). Upon the written or oral request of a Warrantholder, the Company shall, within two (2) trading days, confirm orally and in writing to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholders or their respective Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. If the Company receives a Notice of Exercise from the Warrantholder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Warrantholder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Warrantholder’s beneficial ownership, as determined pursuant to this Section 3(E), to exceed the Beneficial Ownership Limitation, the Warrantholder must notify the Company of a reduced number of Shares to be purchased pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Warrantholder any exercise price paid by the Warrantholder for the Reduction Shares. As used in this Warrant, “Beneficial Ownership Limitation” means 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant; provided, that, notwithstanding the foregoing, the Warrantholders shall have the right to increase or decrease the Beneficial Ownership Limitation to any other number, with any increase to be effective only upon the Warrantholders

10

providing the Company with prior written notice of such increase, which shall be effective sixty-one (61) days after delivery of such notice to the Company. The provisions of this Section 3(E) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(E) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

4.	Mechanics of Exercise; Issuance of Shares; Representations, Warranties and Covenants of the Company; Listing.

(A)	Mechanics of Exercise.

(i)

Delivery of Certificates and/or Book-Entry Shares Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Warrantholder by, at the Warrantholder’s request (A) crediting the account of the Warrantholder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system, (B) physical delivery to the address specified by the Warrantholder in the Notice of Exercise or (C) by entry on the books of the Company (or the Transfer Agent, if any), in each case by the date that is two trading days after the later of (1) payment of the Exercise Price as set forth above or (2) the date of a Cashless Exercise, if applicable (such later date, the “Warrant Share Delivery Date”). The applicable Shares shall be deemed to have been issued, and the Warrantholder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the applicable exercise date or the date that is two trading days following the date of a Cashless Exercise, as applicable. Notwithstanding the foregoing, the Company shall not be required to deliver shares through the system of The Depositary Trust Company if it determines that pursuant to Section 9 a legend is required to be included on the Shares being delivered.

(ii)

Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Warrantholder a certificate or the certificates representing the Shares pursuant to Section 4(A)(i) by the Warrant Share Delivery Date (other than as a result of any action or inaction of the Warrantholder’s prime broker), then the Warrantholder shall have the right to rescind such exercise. Any rescission by the Warrantholder pursuant to this Section 4(A)(ii) shall not affect any other remedies available to the Warrantholder under applicable law or equity as a result of the Company’s failure to timely deliver the Shares.

11

(iii)	Closing of Books. The Company shall not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(B)

Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with an underwritten public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Warrantholder (set forth in the applicable Notice of Exercise), be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(C)

Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Shares subject hereto, and if the Market Price of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 4(A) (even if not surrendered) via a “cashless exercise” described in Section 3(B) immediately prior to the Expiration Time. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 4(C), the Company agrees to promptly notify the Warrantholder of the number of Shares, if any, the Warrantholder is to receive by reason of such automatic exercise.

(D)	Representations, Warranties and Covenants of the Company. The Company hereby represents, covenants and agrees, as applicable:

(i)

The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as currently proposed to be conducted, to issue and enter into this Warrant and to carry out the transactions contemplated thereby, and (C) except where the failure to do so, individually or in the aggregate, has not had, and could not be reasonably expected to have, a material adverse effect on the business, assets, financial condition or operations of the Company, is qualified to do business and, where applicable is in good standing, in every jurisdiction where such qualification is required.

(ii)

This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. This Warrant constitutes, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

12

(iii)

The execution, delivery and performance by the Company of this Warrant and any Warrant issued in substitution for or replacement of this Warrant does not and will not (A) violate any material provision of applicable law or the organizational documents of the Company, (B) conflict with, result in a breach of, or constitute (with the giving of any notice, the passage of time, or both) a default under any material agreement of the Company or (C) result in or require the creation or imposition of any lien upon any assets of the Company.

(iv)

The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of any purchase rights represented by this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant. The Company shall take all such action as may be necessary or appropriate to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation or any preemptive or similar rights of any equity holder of the Company. The Company shall (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance.

(v)

The Company covenants that all Shares which may be issued upon the exercise of the purchase rights represented by this Warrant shall, upon exercise of the purchase rights represented by this Warrant and payment for such Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, or income and franchise taxes of Warrantholder incurred in connection with the exercise of any Warrant or any transfer of Shares occurring contemporaneously therewith).

(vi)

Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such

13

terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company shall (A) not increase the par value of any Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant, (C) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant, and (D) use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. Notwithstanding the foregoing, nothing in this paragraph shall prevent the Company from repurchasing or otherwise buying back shares of its Common Stock.

(vii)

Before taking any action which would result in an adjustment in the number of Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

(viii)

The number of shares of Common Stock outstanding on a fully diluted basis (including all options, warrants and securities convertible into or exchangeable for shares of Common Stock as of the Issue Date is 5,928,395).

(ix)

Neither the Company nor any of its Subsidiaries is (or expect to become in the foreseeable future) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

Notwithstanding the foregoing, the representations in Section 4(D)(viii) and (ix) shall be made only as of the Issue Date.

5.

No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a Share that the Warrantholder would otherwise be entitled to purchase upon such exercise, the Company shall, at the Company’s election, either (A) pay to such Warrantholder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (1) such fraction multiplied by (2) the Market Price of one Share on the exercise date or the date of Cashless Exercise, as applicable, or (B) round up to the next whole share.

14

6.

No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.	Charges, Taxes and Expenses.

(A)

Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue, stamp, transfer or other tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. The parties agree to report a Cashless Exercise as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes.

(B)	[Reserved.]

(C)

The Warrantholder and the Company agree not to report or take any tax position for U.S. federal income tax purposes (and applicable state, local and non-U.S. income tax purposes) that is inconsistent with this Section 7 except as otherwise required by a “determination” within the meaning of Section 1313 or a change in applicable law made after the date hereof.

(D)

The Warrantholder (including any transferee Warrantholder) shall provide the Company with a duly completed or executed IRS Form W-9 or applicable IRS Form W-8 upon the issuance (or, in the event of a transfer, the receipt of) this Warrant.

(E)

The Company (and its applicable withholding agents and paying agents) shall be entitled to deduct and withhold taxes attributable to any payment (including deemed payments) made on or with respect to the Warrant from any payment made on such Warrant or on the Shares into which such Warrant are converted (in each case, which payment is made to the applicable Warrantholder) to the extent required by applicable law; provided that, if the Company determines that any such deduction or withholding is so required (other than any deduction or withholding resulting from any Warrantholder’s failure to deliver the documentation set forth in Section 7(D)), then the Company shall use commercially reasonable efforts to notify the recipient of the amount and rationale for such deduction or withholding prior to the applicable payment date and shall reasonably cooperate with the recipient of such payment to obtain any available exemption from, or reduction in the amount of, such deduction or withholding in accordance with applicable law. Any such deducted and withheld amounts shall be treated for purposes of this Agreement as having been paid to the applicable Person in respect of whom such deduction and withholding was made.

15

8.

Representations and Warranties of the Warrantholder. The Warrantholder acknowledges that the Warrant and the Shares issuable upon exercise have not been registered under the Securities Act or under any state securities laws. The Warrantholder expressly warrants that it (i) is acquiring the Warrant (and any Shares issuable upon exercise) pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute the Warrant (or any Shares issuable upon exercise) to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Warrant (or any Shares issuable upon exercise), except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable, (iv) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company, (v) is able to bear the economic risk and at the present time is able to afford a complete loss of such investment and (vi) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

9.	Transfer/Assignment.

(A)

Subject to compliance with clauses (B) and (C) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by a duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes, if any) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Company.

(B)

This Warrant shall not be transferrable other than in accordance with the provisions of Section 3.1 of the Shareholders Agreement. Each permitted transferee of a Warrant shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of Section 3.1 of the Shareholders Agreement.

(C)

If and for so long as the Warrant has not been registered under the Securities Act, this Warrant Certificate shall contain a legend as set forth in the first paragraph of the legend set forth on the first page of this Warrant. A similar legend will be included on any Shares issuable upon exercise of the Warrant under similar circumstances.

10.	Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor

16

and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11.

Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12.

Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13.

Rule 144 Information. The Company covenants that it shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it shall use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

14.

Adjustments and Other Rights. Subject in each case to Section 14(K), the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 14 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 14 so as to result in duplication:

(A)

Stock Dividends, Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or otherwise make a distribution on its Common Stock payable in shares of Common Stock or any other equity or equity-equivalent securities (which, for avoidance of doubt, shall not include any shares of Common Stock

17

issued by the Company upon exercise of this Warrant), (ii) subdivide (by any stock split, recapitalization or otherwise) the outstanding shares of Common Stock (or other class of the Company’s Capital Stock then-issuable upon exercise of this Warrant) into a greater number of shares, or (iii) combine or consolidate (including by way of reverse stock split) or reclassify the outstanding shares of Common Stock (or other class of the Company’s Capital Stock then-issuable upon exercise of this Warrant) into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence. Any adjustment made pursuant to this Section 14(A) shall, in the case of a dividend or distribution, become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and, in the case of a subdivision, combination or re-classification, become effective immediately after the effective date of such subdivision, combination or re-classification. In the event that any such dividend or distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(B)

Other Distributions. During such time as this Warrant is outstanding, in case the Company shall fix a record date for the making of a dividend or other distribution to any or all holders of shares of its Common Stock, by return of capital or otherwise (including, without limitation, any distribution of securities, evidences of indebtedness, assets, cash, rights, options, warrants or other property by way of dividend, spin-off, reclassification, corporate rearrangement, scheme or arrangement or similar transaction) (excluding dividends or distributions referred to in Section 14(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced

18

immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights, warrants or other property to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash, warrants or other property, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(C)

Adjustments Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a reclassification of Common Stock referred to in Section 14(A)), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 14(A)) in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or property with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such transaction to which the Warrantholder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Warrantholder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Shares then

19

issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment shall be made with respect to the Warrantholder’s rights under this Warrant to insure that the provisions of this Section 14 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or property thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction, an immediate adjustment to the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). In determining the kind and amount of stock, securities or property receivable upon exercise of this Warrant following the consummation of such transaction, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such transaction, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant. The provisions of this Section 14(C) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.

(D)	Anti-Dilution Adjustments.

(i)

If the Company (x) issues or sells any shares of Common Stock (including, for the avoidance of doubt, any shares of Common Stock issuable upon the conversion, exchange or other extinguishment of any equity-linked instruments) (other than Excluded Issuances), or (y) issues or sells any warrants or other rights to purchase shares of Common Stock (other than Excluded Issuances), in either case for a consideration per share or exercise, conversion or strike price (as applicable) [(the “New Issuance Price”)] less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the greater of [(A) the New Issuance Price and (B) $17.25 (subject to adjustment pursuant to Section 14)][16][(A) an amount reflecting a proportionate percentage reduction as that applied to the Tranche A Warrants pursuant to the anti-dilution adjustments applicable thereto and (B) $37.50 (subject to adjustment pursuant to Section 14)][17];

[16]	NTD: For Tranche A Warrants.
[17]	NTD: For Tranche B Warrants.

20

provided that, if required, until the Shareholder Approval is obtained, no adjustment will be made pursuant to this Section 14(D) to the extent, but only to the extent, such adjustment would cause the Exercise Price to be less than $18.73 (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock). If Shareholder Approval is obtained at any time after any adjustment to the Exercise Price is limited pursuant to the first sentence of this Section 14(D) then, effective as of the time such Shareholder Approval is obtained, the Exercise Price will be adjusted to the Exercise Price that would then be in effect assuming that the first sentence of this Section 14(D) had not applied to any prior adjustment to the Exercise Price.

(ii)

Notwithstanding anything else to the contrary contained herein in the event of any adjustment of the Exercise Price pursuant to either clause (x) or clause (y) of the foregoing Section 14(D)(i) in an issuance in which the Warrantholder or any of its Affiliates participates, such adjustment shall only be applied proportionately in respect of the portion in which the Warrantholder or any of its Affiliates elected not to participate, if any.

(E)

Rounding of Calculations; Minimum Adjustments. All calculations under this Section 14 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 14 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(F)

Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 14 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument

21

evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G)	Notice to the Warrantholder.

(i)

Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 14, the Company shall promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant, and prepare a certificate setting forth such adjustment, including (A) a statement of the adjusted Exercise Price and adjusted number or type of Shares or other securities or property issuable upon exercise of this Warrant (as applicable) and (B) in the case of adjustment pursuant to Section 14(B), a statement of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock, and setting forth a brief statement of the facts requiring such adjustment and certifying the calculation thereof. The Company shall deliver a copy of each such certificate to the Warrantholder as promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than ten business days thereafter.

(ii)

Notice to Allow Exercise by the Warrantholder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special or nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock or rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any rights of the Company, (D) the Company enters into or becomes bound by an agreement in connection with a Change of Control or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Warrantholder at the address appearing in the Company’s records, at least 10 business days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such Change of Control is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such Change of Control; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Warrantholder shall remain

22

entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Except as otherwise prohibited by applicable laws, to the extent that any notice provided pursuant to this Section 14(G)(ii) contains material, non-public information regarding the Company, the Company shall disclose such information regarding the Company in a Current Report on Form 8-K and file such Current Report on Form 8-K with the SEC no later than the business day following the date such notice is delivered to the Warrantholder.

(H)

Cash Transaction Exercise. In the event of a Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control, if this Warrant has not previously been exercised in full on an exercise date occurring before the third (3rd) business day prior to the consummation of such Change of Control, any unexercised portion of this Warrant shall entitle the holder thereof to receive cash consideration in such Change of Control as if it were deemed exercised in full, without the delivery of a Notice of Exercise, effective immediately prior to the consummation of such Change of Control and the Warrantholder shall be entitled to receive cash in an amount equal to the amount of cash payable in such Change of Control in respect of a number of shares of Common Stock equal to the number of Shares that would be deliverable upon a Cashless Exercise of this Warrant in full immediately prior to consummation of such Change of Control pursuant to this Section 14(H) of the unexercised portion of this Warrant, where the applicable Market Price of a share of Common Stock in such an exercise is deemed for these purposes to be the cash payable in respect of a share of Common Stock in such Change of Control; provided, that, for the avoidance of doubt, if the cash payable in respect of a share of Common Stock in such Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control is less than the then-applicable Exercise Price, then upon consummation of such Change of Control the unexercised portion of this Warrant shall be cancelled for no consideration.

(I)

Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 14, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J)	[Reserved].

23

(K)

Adjustment Rules. Any adjustments pursuant to this Section 14 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

15.	Participation Rights.

(A)

If the Company or any of its Subsidiaries authorizes the issuance or sale of any Equity Interests, other than the Excluded Issuances or in the case of an underwritten public offering by the Company, the Company shall offer to sell to each Warrantholder a portion of such Equity Interests equal to the quotient determined by dividing (x) the sum of the number of shares of Common Stock issued upon the exercise of this Warrant then held by such Warrantholder plus the number of Shares underlying the unexercised portion of the Warrant held by such Warrantholder by (y) the total number of shares of Common Stock then outstanding determined on a fully diluted basis, provided that, for the avoidance of doubt, this Warrant, the Stellex Warrants outstanding as of September 11, 2025, the Corre Warrants and the Atlantic Park Warrant shall be included in the calculation of the Company’s fully diluted shares outstanding as of September 11, 2025 for purposes of this Section 15(A). Each such Warrantholder shall be entitled to purchase such Equity Interests at the same price and on the same terms as such Equity Interests are to be offered. The purchase price for all Equity Interests offered to each such Warrantholder shall be payable in cash by wire transfer of immediately available funds. In the case of an underwritten public offering by the Company, the Company shall use its reasonable best efforts to request that the underwriter(s) in such offering allow the Warrantholders to purchase shares from the underwriter(s) in the same proportion that they would have been entitled to had this Section 15 applied to such underwritten offering.

(B)

In connection with the issuance or sale of any Equity Interests to which the participation rights described in this Section 15 apply, the Company will deliver to each Warrantholder, as soon as reasonably practicable under the circumstances giving rise to the participation rights described in this Section 15, a written notice (the “Participation Rights Notice”) describing (i) the Equity Interests being offered, (ii) the purchase price and the payment terms of the Equity Interests being offered (including the date the Company is requesting delivery of funds with respect thereto), and (iii) such Warrantholder’s percentage allotment.

(C)

In order to exercise its participation rights under this Section 15, each Warrantholder must deliver a written notice to the Company describing its election hereunder (which election may be with respect to all or any portion of the Equity Interests it has a right to purchase hereunder) no later than five (5) business days after receipt of the Participation Rights Notice (the “Election Period”).

24

(D)

During the 120-day period following the expiration of the Election Period, the Company shall be entitled to sell such Equity Interests which any Warrantholder has not elected to purchase prior to the expiration of the Election Period on terms and conditions (including price) no more favorable to the purchasers thereof than those offered to such Warrantholder. Any Equity Interests offered or sold by the Company to any Person after such 120-day period must be proportionately reoffered to each such Warrantholder pursuant to the terms of this Section 15.

16.	[Reserved].

17.

Shareholder Approval. The Company will use its reasonable best efforts to obtain the Shareholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. The Company will promptly notify the Warrantholder if the Shareholder Approval is obtained.

18.

Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (i) to submit to the exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, (ii) that exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (iii) that notice may be served upon such party at the address and in the manner set forth for such party in Section 21. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

19.

Binding Effect. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the parties hereto and their respective the successors and permitted assigns. The provisions of this Warrant are intended to be for the benefit of the Warrantholder from time to time of this Warrant and shall be enforceable by the Warrantholder or holder of Shares.

20.	Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by

25

each party hereto. No waiver by the Company or the Warrantholder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21.

Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three business days after depositing it in the United States mail with postage prepaid and properly addressed.

Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause of notification that such notice or communication is available and identifying the website address therefor.

All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to it at:

Team, Inc.

13131 Dairy Ashford Road

Suite 600

Sugar Land, Texas 77478

Attn: James C. Webster

E-mail: James.Webster@TeamInc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Matthew R. Pacey and Billy Vranish

Email: Matt.Pacey@kirkland.com, Billy.Vranish@kirkland.com

26

If to the Warrantholder, to it at,

c/o Stellex Capital Management LLC

900 Third Avenue, 25th Floor

New York, NY 10022

Attention: Olivia Zhao and Tom Cassidy

E-mail: ozhao@stellexcapital.com and tcassidy@stellexcapital.com with a copy (which shall not constitute notice) to:

Latham & Watkins, LLP

1271 Avenue of Americas

New York, NY 10020

Attention: Peter Sluka and Andrew Blumenthal

E-mail: peter.sluka@lw.com and andrew.blumenthal@lw.com

22.

Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Shares, and no enumeration herein of the rights or privileges of the Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

23.

Remedies. The Warrantholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

24.

Severability. Any provision of this Warrant held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

25.

Entire Agreement. This Warrant and the forms attached hereto, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

26.

Survival. All representations and warranties made by the Company contained in this agreement, or made by or on behalf of them, respectively, pursuant to this agreement, and all covenants of the Company in this agreement, shall survive the execution and delivery of this agreement and shall continue in full force and effect until such time when either (i) the Warrant and the Shares are no longer outstanding or (ii) the Warrantholder no longer

27

holds any Warrants or Shares. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

[Remainder of page intentionally left blank]

28

IN WITNESS WHEREOF, each of the parties has executed this Warrant as of the Issue Date.

COMPANY: TEAM, INC.

By
Name:	James C. Webster
Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Warrant]

WARRANTHOLDER:
INSPECTIONTECH HOLDINGS LP

By
Name:
Title:

[Signature Page to Warrant]

Date:

NOTICE OF EXERCISE

TO: Team, Inc.

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 2 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock by means of the manner specified below. In the event that the undersigned desires to use a combination of such methods, such intent should be described in detail below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock:

Aggregate Exercise Price:

Cash Payment: ☐

Cashless Exercise:☐

Conditional Exercise:☐

Method of Delivery:

☐ Book Entry

☐ Certificated

☐ Electronic

If to Prime Broker please provide Prime Broker account information:

Warrantholder

By
Name:
Title:

Exhibit C

SOLVENCY CERTIFICATE

[See Attached.]